Exhibit 24 (Continued)

POWER OF ATTORNEY WITH RESPECT TO
ANNUAL REPORT OF FORD MOTOR CREDIT COMPANY LLC ON
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014

KNOW ALL MEN BY THESE PRESENTS that each person that is a director of FORD MOTOR CREDIT COMPANY LLC, does hereby constitute and appoint B. B. Silverstone, J. L. Carnarvon, K. M. Kjolhede, M. L. Seneski, S. J. Thomas, and D. J. Witten, and each of them, severally, as his or her true and lawful attorney and agent at any time and from time to time to do any and all acts and things and execute, in his or her name (whether on behalf of FORD MOTOR CREDIT COMPANY LLC, or as an officer or director of FORD MOTOR CREDIT COMPANY LLC, or by attesting the seal of FORD MOTOR CREDIT COMPANY LLC, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable FORD MOTOR CREDIT COMPANY LLC to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing of the Annual Report of FORD MOTOR CREDIT COMPANY LLC on Form 10-K for the year ended December 31, 2014 and any and all amendments thereto, as heretofore duly authorized by the Board of Directors of FORD MOTOR CREDIT COMPANY LLC, including specifically but without limitation thereto, power and authority to sign his or her name (whether on behalf of FORD MOTOR CREDIT COMPANY LLC, or as an officer or director of FORD MOTOR CREDIT COMPANY LLC, or by attesting the seal of FORD MOTOR CREDIT COMPANY LLC, or otherwise) to such instruments and to such Annual Report and to any such amendments to be filed with the Securities and Exchange Commission, or any of the exhibits or financial statements and schedules filed therewith, and to file the same with the Securities and Exchange Commission; and such Director does hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of said attorneys and agents shall have, and may exercise, all the powers hereby conferred.

IN WITNESS WHEREOF, each of the undersigned has signed his or her name hereto as of the 12th day of February, 2015.

/s/ Bernard B. Silverstone
B. B. Silverstone

/s/ N. Joy Falotico
N. J. Falotico

/s/ Todd S. Murphy
T. S. Murphy

/s/ Stuart J. Rowley
S. J. Rowley

/s/ Neil M. Schloss
N. M. Schloss

/s/ Thomas C. Schneider
T. C. Schneider

/s/ Michael L. Seneski
M. L. Seneski

/s/ Robert L. Shanks
R. L. Shanks